Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Juniata Valley Financial Corp.

Mifflintown, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3D (No. 033-64369 and 333-129023) and Form S-8 (No. 333-02007, 333-36610, and 333-174667) of Juniata Valley Financial Corp. of our report dated April 2, 2019, relating to the consolidated financial statements of Juniata Valley Financial Corp., which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

March 16, 2020